UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Adeptus Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5037387
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Adeptus Health Inc.
2941 South Lake Vista, Suite 200
Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-196142

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are shares of common stock, par value $0.01 per share (the “Common Stock”), of Adeptus Health Inc. (the “Registrant”). A description of Common Stock is set forth under the heading “Description of Capital Stock—Common Stock” in a prospectus, constituting part of the Registrant’s Registration Statement on Form S-1 (File No. 333-196142) relating to Common Stock to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended and such description is hereby incorporated herein by reference in this Form 8-A.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADEPTUS HEALTH INC.

	By:	/s/ Timothy L. Fielding
	Name:	Timothy L. Fielding
	Title:	Chief Financial Officer

Date: June 24, 2014